UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 24, 2003

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

    Netherlands Antilles                 0-19961                    N/A
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
     of incorporation)                                    Identification Number)
                          -----------------------------

                             7 Abraham de Veerstraat
                                     Curacao
                              Netherlands Antilles
                               011-59-99-465-8525
          (Address of principal executive offices and telephone number, including area code)

                          -----------------------------

Item 9. Regulation FD Disclosure (and information furnished under Item 12).
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           The following information is furnished pursuant to Item 9,
"Regulation FD Disclosure" and Item 12, "Results of Operations and Financial Condition." On July 24, 2003, Orthofix International N.V. ("Orthofix") issued a press release announcing, among other things, its results of operations for the quarter ended June 30, 2003. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated by reference herein.

           In addition, Orthofix announced in its press release dated July 24, 2003 that, excluding litigation costs of $1.3 million related to the KCI patent infringement case, net income for the second quarter ended June 30, 2003 would have been $7.8 million, or $0.53 per share. For the six months ended June 30, 2003, net income, excluding KCI litigation costs of $2.2 million, would have been $14.6 million, or $1.00 per share. Orthofix believes that this net income measure, excluding KCI litigation costs, is a useful proxy for Orthofix's results from operations because Orthofix did not incur any KCI related litigation costs in the second quarter of 2002 or for the six months ended June 30, 2002.

           Exhibit
           -------

           99.1 Press release of Orthofix International N.V. dated July 24, 2003

                                    Signature


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003

                                             ORTHOFIX INTERNATIONAL N.V.


                                             By:    /s/ Thomas Hein
                                                 -------------------------------
                                                 Name:  Thomas Hein
                                                 Title: Chief Financial Officer